Exhibit 99.1

Heinz Makes $60 Million Earn-Out Payment for Foodstar Business in China,
Resulting in a $0.04 EPS Impact in Third Quarter

PITTSBURGH--(BUSINESS WIRE)--January 23, 2013--H.J. Heinz Company (NYSE:HNZ) announced today that it has made an early earn-out payment of $60 million to Transpac Industrial Holdings Ltd., a Singapore-based private equity holding company, and various Transpac Funds, the previous owners of Heinz’s Foodstar business in China. Heinz acquired Foodstar in November 2010. The earn-out payment is in addition to the original purchase price of $165 million.

This payment, which is 20% higher than the original provision, is based on the outstanding financial performance of Foodstar in China and was accelerated from July 2014 based on the parties’ decision that the objectives of the earn-out arrangement have now been achieved. Heinz will record this payment as a special item of $0.04 of earnings per share (EPS) in the fiscal third quarter, which ends January 27, 2013.

“Foodstar has delivered excellent results and has performed well beyond our expectations since joining Heinz. The business has grown to well over $200 million in sales and we continue to invest in the business to drive further growth,” said Heinz Chairman, President and CEO William R. Johnson. “Led by Foodstar’s Master soy sauce, our Ketchup and Sauces business in China more than doubled in Fiscal 2012. Heinz has received a strong return on our investment in Foodstar, which is well-positioned to deliver continued growth in China’s $4 billion soy sauce market.”

Foodstar manufactures, markets and sells soy sauce and fermented bean curd and has delivered dynamic growth since Heinz acquired the business from Transpac in November 2010. The company has five factories in China, including a state-of-the-art soy sauce factory in Shanghai.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, volume, earnings, or cash flow growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets, our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,

  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change, the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Mary Ann Bell, 412-237-9760